Exhibit 99.1

Amedisys Previews Second Quarter 2014 Results

Baton Rouge, Louisiana (June 27, 2014)—Amedisys, Inc. (NASDAQ: “AMED”), one of America’s leading home health and hospice care companies, today announced its expectations for certain financial results for the second quarter ending June 30, 2014. Amedisys anticipates second quarter revenue in the range of $300-$305 million, and adjusted earnings per share (“EPS”) from continuing operations of between $0.15 and $0.20. These results are subject to completion of the quarter, as well as the Company’s quarterly financial and accounting procedures, and the Company’s actual results could vary from these estimates.

The Company previously announced plans to close or consolidate care centers and right-size general and administrative expenses. As a result of these initiatives, the Company has been able to improve gross margins and reduce direct and general and administrative costs, favorably impacting second quarter results.

While these results represent a significant improvement from the first quarter, we remain cautious on our full-year outlook due to the seasonality of the business and the early-stage nature of some of the performance initiatives undertaken thus far in 2014.

Amedisys will discuss these results in more detail on its second quarter earnings conference call scheduled for Wednesday, July 30, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a leading healthcare at home company delivering personalized home health and hospice care to more than 360,000 patients each year. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care. For more information about the Company, please visit: http://www.amedisys.com.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, our ability to fund required settlement payments in the manner agreed upon in our settlement agreement to resolve both the U.S. Department of Justice investigation and the Stark Law Self-Referral matter, our ability to comply with requirements stipulated in our corporate integrity agreement and change in law or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation, the OIG Self-Disclosure issues and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measure as defined under SEC rules: adjusted earnings per share from continuing operations, defined as net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share plus the earnings per share effect of certain items. Management believes that adjusted earnings per share from continuing operations is a useful gauge of our performance and is a common measure used in our industry to assess relative financial performance among companies.

Contact:

Amedisys, Inc.

Director, Treasury/Finance

David Castille

225.299.3665

david.castille@amedisys.com

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